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                             UNDERWRITING AGREEMENT



         THIS AGREEMENT is made as of August 21, 1998, by and between
Upright  Growth  Fund,  a  portfolio  of Upright  Investments  Trust of Delaware
Business  Trust   ("FUND"),and  Maxus  Securities  Corp.,  an  Ohio  corporation
("Underwriter").

         WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc., (the "NASD"); and

         WHEREAS, the Fund and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of the Upright Growth Fund series of shares of the Upright Investments Trust (the "Series").

         NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

         1. Appointment. The Fund hereby appoints Underwriter as its agent for the distribution of the Shares in the states where such a requirement exists. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby. Underwriter hereby accepts such appointment under the terms of this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of any Series whenever, in its sole discretion, it deems such action to be desirable.

         2.        Sale and Repurchase of Shares.

                  (a) Underwriter, as agent for the Fund, will sell Shares to the public Against orders therefor in the at the regular public price currently determined by the Fund in the manner described in their offering Prospectuses, all such sales to comply with the provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                   (b) Underwriter will also have the right to take, as agent for the Fund, all actions, which, in Underwriter's judgement, are necessary to carry into, effect the distribution of the Shares.
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                    (c) The net asset  value of the  Shares of each  Series  (or
Class of a Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series (or each Class of a Series) Shall be calculated by the Upright Financial Corp. (Administrator) or by another entity on behalf of the Upright Growth Fund. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per share is calculated.

                  (d) On every sale, the Fund shall receive the applicable net asset Value of the shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares. (e) Upon receipt of purchase instructions, Underwriter will transmit Such instructions to the Fund or its transfer agent for registration of the Shares purchased.

                  (f) Nothing in the Agreement shall prevent Underwriter or any Affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

                  (g) Underwriter, as agent of and for the account of the Fund, may Repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement. At the end of each business day, the Underwriter shall notify the Fund and the Fund's transfer agent of the number of shares redeemed, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Fund's Transfer Agent shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Fund from the Underwriter as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent, shareholder and dealer requests for redemption of Shares.

         3. Sales of Shares by the Fund. The Fund reserves the right To issue or sell any Shares directly to the public at any time.

         4. Basis of Sale of Shares. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares on a best effort basis only against orders therefor.
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         5. Compliance with NASD and Government Rules.

                  (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells,

                  (b) Underwriter agrees to furnish to the Trust sufficient copies of any Agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Fund to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

                  (c) Underwriter may enter into selected dealer agreement with registered and qualified dealers and other financial institutions of its choice for the sale of Shares (the "Selected Dealers"), provided that the Fund shall approve the form of such agreements and provided further that, in entering into any such agreement. Shares sold to Selected Dealers by the Distributor shall be for resale by such dealers only at the prices as set forth herein. With respect to Shares sold by any Selected Dealer, the Distributor is authorized to direct the Transfer Agent to receive instructions directly from the Selected Dealer on behalf of the Distributor as to the registration of Shares in the names of investors and to confirm the issuance of such Shares to such investors. The Distributor is also authorized to instruct the Transfer Agent to receive payment directly from a Selected Dealer on behalf of the Distributor for the purchase price of the Shares. In such event, the Transfer Agent will obtain from the Selected Dealer and maintain a record of such registration and payments.

                  (d) Underwriter, at its own expense, will qualify as dealer or broker, or Otherwise, under all applicable State or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Exhibit A hereto, which will be paid by the Administrator. Underwriter shall pay its brokers or selected dealers commissions on sales of Fund shares made by or through them, except that no commission need be paid when the sale price does not include a per share load.

                         (e)  Underwriter and selected dealer shall not make, or
permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Fund to Underwriter in reasonable quantities upon request.


         6. Records to be Supplied by Fund_. The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares
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            7.  Expenses to be Borne by Fund_.  The Fund will bear the following expenses:

                  (a)  preparation,  setting  in type,  printing  of  sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

                  (b) preparation, printing and distribution of reports and other communications to shareholders;

                  (c) registration of the Shares under the federal securities law;

                  (d) qualification of the Shares for sale in the jurisdictions designated by Underwriter;

                  (e) maintaining facilities for the issue and transfer of the Shares;

                  (f) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

                  (g) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

           8.          Indemnification

                  (a) The Fund agrees to indemnify, defend and hold the Underwriter, its officers, and directors, and any person who controls the Underwriter within the meaning of Section 15 or 1933 Act (the "1933 Act") or
Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers, directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in the Registration Statement. The Underwriter agrees to comply with all of the applicable terms and provisions of the 1934 Act.
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                  (b) The Underwriter agrees to indemnify,  defend, and hold the
Fund, its officers, trustees, employees shareholders and agents, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act of
Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its trustees, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

                  (c) A party seeking indemnification hereunder (the Indemnitee) shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.


         9. Termination and Amendment of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Fund who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Fund or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.
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         10.  Effective  Period of This  Agreement.  This  Agreement  shall take effect upon its execution and shall remain in full force and effect for a period of two years from the date of its execution (unless terminated automatically as set forth in paragraph 10 and from year to year thereafter), subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Fund or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

         11. Limitation of Fund's Liability. The Term "The Upright Growth Funds" means and refers to the Fund from time to time serving under the Fund's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the trust property of the Fund, as provided in the Declaration of Trust of the Upright Investments Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Fund and signed by the officers of the Fund, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the trust property of the Fund as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Fund is on file with the SEC.

         12. Successor Investment Company. Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of a reorganization, recapitalization or change of domicile.

         13. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.
         14.      Questions of Interpretation.

                  (a) This Agreement shall be governed by the laws of the State of Ohio.

                  (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         15. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Upright Growth Fund shall be 615 West Mt. Pleasant Ave.,
Livingston, NJ 07039 and of the Underwriter shall be 1301 East Ninth Street, Suite 3600, Cleveland, Ohio 44114.

         16. Counterparts. This Agreement may be in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         17. Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         18. Force Majeure. If Underwriter shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages or suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with the Agreement shall be extended to include the period of such delay or non-performance.

         IN WITNESS WHEREOF, the Fund and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.


ATTEST:                                     Upright Growth Fund


/S/ Chaur Nan Yeh                           By: /S/ David Y.S. Chiueh


ATTEST:                                     Maxus Securities Corp.


_________________________                   By:  /S/ Robert W. Curtin
                                            Name: Robert W. Curtin
                                            President
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                             UNDERWRITING AGREEMENT

                                    EXHIBIT A



         The following is a list of the states in which Maxus Securities Corp. will act as underwriter for Upright Growth Fund, and the amount of expenses that Upright Financial Corp. ("Administrator") will pay on behalf of Maxus Securities Corp.



                           State                              Expenses *


                           New Jersey


                           New York


In addition to the above fees an annual fee of $350 will be charged to write checks to the various brokers selling the fund.

* The calculation of this expense is the state registration fee dividend by 2.
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